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                                                                     Exhibit 4.4
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                      KONINKLIJKE PHILIPS ELECTRONICS N.V.

                                    As Issuer


                                       TO


                                  CITIBANK N.A.

                                   As Trustee

                                 ---------------


                          SECOND SUPPLEMENTAL INDENTURE


                              Dated as of [ ], 2002

                            TO THE INDENTURE BETWEEN
    KONINKLIJKE PHILIPS ELECTRONICS N.V. (formerly Philips Electronics N.V.),
                                 AS ISSUER, AND
                         CITIBANK N.A. (as successor to
             MORGAN GUARANTY TRUST COMPANY OF NEW YORK) AS TRUSTEE,
                           DATED AS OF AUGUST 1, 1993,
             AS AMENDED BY THE FIRST SUPPLEMENTAL INDENTURE BETWEEN
    KONINKLIJKE PHILIPS ELECTRONICS N.V. (formerly Philips Electronics N.V.)
                                 AS ISSUER, AND
                         CITIBANK N.A. (as successor to
             MORGAN GUARANTY TRUST COMPANY OF NEW YORK) AS TRUSTEE,
                             DATED AS OF MAY 6, 1994


                                ----------------


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                                TABLE OF CONTENTS

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                                                                         Page
                                   ARTICLE ONE
                           AMENDMENTS TO THE INDENTURE

   SECTION 101.       SECURITY FORMS.......................................2
   SECTION 102.       COVENANTS............................................2

                                   ARTICLE TWO
                            MISCELLANEOUS PROVISIONS

   SECTION 201.       INTEGRAL PART........................................3
   SECTION 202.       GENERAL DEFINITIONS..................................3
   SECTION 203.       ADOPTION, RATIFICATION AND CONFIRMATION..............3
   SECTION 204.       COUNTERPARTS.........................................3
   SECTION 205.       SEVERABILITY.........................................3
   SECTION 206.       TRUSTEE NOT RESPONSIBLE FOR RECITALS.................3
   SECTION 207.       GOVERNING LAW........................................4

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                 KONINKLIJKE PHILIPS ELECTRONICS N.V., AS ISSUER
                          SECOND SUPPLEMENTAL INDENTURE

         THIS SECOND SUPPLEMENTAL INDENTURE, dated as of          , 2002, is
entered into between KONINKLIJKE PHILIPS ELECTRONICS N.V., a corporation duly organized and validly existing under the laws of The Netherlands (the "ISSUER"), having its registered office at Breitner Center, Amstelplein 2, 1070 MX Amsterdam, The Netherlands, and CITIBANK N.A., (as successor to Morgan Guaranty Trust Company of New York pursuant to a Tripartite Agreement among the Issuer, Citibank N.A. and Morgan Guaranty Trust Company of New York dated May 20, 1994), a company duly organized and existing under the laws of the State of New York, as Trustee (the "TRUSTEE") under the Indenture dated as of August 1, 1993 between the Issuer and the Trustee (the "INITIAL BASE INDENTURE"), as amended by the First Supplemental Indenture dated as of May 6, 1994 between the Issuer and the Trustee (the "FIRST SUPPLEMENTAL INDENTURE" and, collectively, the "SUPPLEMENTED BASE INDENTURE" and, as supplemented by this Second Supplemental Indenture, the "INDENTURE").

                                    RECITALS

         The Issuer has delivered to the Trustee the Initial Base Indenture on August 1, 1993 and the First Supplemental Indenture on May 6, 1994.

         Section 901(5) of the Supplemented Base Indenture provides that the Issuer, when authorized by or pursuant to a Board Resolution, and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental to the Indenture to add to, change or eliminate any of the provisions of this Indenture in respect of the Securities of one or more series, provided that any such addition, change or elimination (A) shall neither (i) apply to any Security of any series Outstanding when such supplemental Indenture is executed and entitled to the benefit of such provision nor (ii) modify the rights of any Holder of any such Security with respect to such provision or (B) shall become effective only when there is no such Security Outstanding.

         The Issuer and the Trustee deem it advisable to enter into this Second Supplemental Indenture for the purpose of amending and supplementing certain sections of the Supplemented Base Indenture.

         All conditions and requirements of the Indenture necessary to make this Second Supplemental Indenture a valid, binding and legal instrument in accordance with its terms have been performed and fulfilled by the parties hereto.

         NOW, THEREFORE, THIS SUPPLEMENTAL INDENTURE WITNESSETH,

         For and in consideration of the premises, it is mutually agreed, for the equal and proportionate benefit of all Holders, as follows:

                                   ARTICLE ONE
                           AMENDMENTS TO THE INDENTURE

SECTION 101. SECURITY FORMS

         Section 203 of the Supplemented Base Indenture shall be amended by:

         (a) Inserting after the paragraph (d) of Section 203 on page 21 of the Supplemented Base Indenture the following:

                    "(e) any withholding or deduction imposed on a payment to an individual which is required to be made pursuant to any European Union Directive on the taxation of savings implementing the conclusions of ECOFIN Council meeting of November 26-27, 2000 or any law implementing or complying with, or introduced in order to conform to, such Directive;

                    (f) any withholding or deduction required to be made with respect to a Security presented for payment by or on behalf of a Holder of such Security who would have been able to avoid such withholding or deduction by presenting the relevant Security to another Paying Agent in a member state of the European Union; or"

         (b) deleting paragraph (e) of Section 203 and replacing it with new paragraph (g) as follows:

                  "(g) any combination of (a), (b), (c), (d), (e) or (f) above."

SECTION 102. COVENANTS

         Article 10 of the Supplemented Base Indenture shall be amended by:

         (a) Inserting the following sentence of the end of the second paragraph
Section 1004 ("ADDITIONAL AMOUNTS"):

                  "The Company further covenants that if the conclusions of the ECOFIN Council meeting of November 26-27, 2000 are implemented, it will maintain a paying agent in a European Union member state that will not be obliged to withhold or deduct tax pursuant to any directive implementing such conclusions (such obligation of the Company being conditional upon the existence of such member state). The Company may, at any time, terminate the appointment of any paying agent, appoint additional paying agents, and approve any change in the office through which any paying agent acts. In the event that the Issuer should change its paying agent provided in accordance with this clause, the Issuer shall give notice in accordance with Section 105 of the Indenture."


                                        2
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                                   ARTICLE TWO
                            MISCELLANEOUS PROVISIONS

SECTION 201. INTEGRAL PART

         This Second Supplemental Indenture constitutes an integral part of the Indenture. In the event of a conflict or inconsistency between the Supplemented Base Indenture and this Second Supplemental Indenture, this Second Supplemental Indenture shall control.

SECTION 202. GENERAL DEFINITIONS

         For all purposes of this Second Supplemental Indenture:

         capitalized terms used herein without definition shall have the meanings specified in the Supplemented Base Indenture; and

         the terms "HEREIN", "HEREOF", "HEREUNDER", "HEREOF" and other words of similar import refer to this Second Supplemental Indenture.

SECTION 203. NO APPLICATION TO SECURITIES OF ALL SERIES OUTSTANDING

         The provisions of the Indenture effected through this Second Supplemental Indenture shall not have retroactive effect and shall neither (i) apply to any Security of any series Outstanding when such Second Supplemental Indenture is executed and entitled to the benefit of such provision nor (ii) modify the rights of any Holder of any such Security with respect to such provision.

SECTION 204. ADOPTION, RATIFICATION AND CONFIRMATION

         The Supplemented Base Indenture, as supplemented and amended by this Second Supplemental Indenture, is in all respects hereby adopted, ratified and confirmed.

SECTION 205. COUNTERPARTS

         This Second Supplemental Indenture may be executed in any number of counterparts, each of which when so executed shall be deemed an original; and all such counterparts shall together constitute but one and the same instrument.

SECTION 206. SEVERABILITY

         If any provision in the Supplemented Base Indenture or this Second Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 207. TRUSTEE NOT RESPONSIBLE FOR RECITALS

         The recitals herein contained are made by the Issuer and not by the Trustee, and the Trustee assumes no responsibility for the correctness thereof. The Trustee makes no representation as to the validity or sufficiency of this Second Supplemental Indenture.


                                        3
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SECTION 208. GOVERNING LAW

         THIS SECOND SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY AND BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.


                                        4
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         IN WITNESS WHEREOF, the parties hereto have caused this Second
Supplemental Indenture to be duly executed and their respective corporate seals to be hereunto fixed and attested as of the day and year first written above.

                                   KONINKLIJKE PHILIPS ELECTRONICS N.V.
                                   as Issuer

                                   By:
                                       -------------------------------
                                       Name:
                                       Title:



                                   CITIBANK N.A.
                                   as Trustee

                                   By:
                                       -------------------------------
                                       Name:
                                       Title:


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